UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2020

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Completion of Senior Convertible Notes Offering

On May 12, 2020, Inseego Corp. (the “Company”) completed its registered underwritten public offering of $100,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2025 (such notes, the “Notes,” and such offering, the “Offering”) pursuant to an underwriting agreement, dated May 7, 2020 (the “Underwriting Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated on behalf of itself and as representative of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of Notes in connection with the Offering, solely to cover over-allotments.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2020, which became effective immediately upon filing (Registration No. 333-238057), including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Securities Act, dated May 7, 2020, to the base prospectus filed with the Registration Statement.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated May 12, 2020 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated May 12, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on May 1, 2025, unless earlier repurchased, redeemed or converted. The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 3.25%, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020.

Holders of the Notes may convert their Notes at their option, at any time, until the close of business on the scheduled trading day immediately before the maturity date. Upon conversion of the Notes, the Company will deliver for each $1,000 principal amount of Notes converted a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (together with cash in lieu of any fractional share), equal to the conversion rate. Consistent with the Company’s intent to preserve the availability of its net operating loss carryforwards under the Internal Revenue Code of 1986, as amended, beneficial owners of the Notes will be subject to a conversion limitation.

The initial conversion rate for the Notes is 79.2896 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $12.61 per share, and is subject to adjustment upon the occurrence of certain events, including, but not limited to, certain stock dividends, splits and combinations, the issuance of certain rights, options or warrants to holders of the Common Stock, certain distributions of assets, debt securities, capital stock or other property to holders of the Common Stock, cash dividends on the Common Stock and certain Company tender or exchange offers. Holders of the Notes who convert their Notes may also be entitled to receive, under certain circumstances, an interest make-whole payment payable in, at the Company’s election, either cash or shares of the Common Stock (together with cash in lieu of any fractional share).

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after May 6, 2023 and on or before the scheduled trading day before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice.

The Indenture contains customary events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee, by notice to the Company, or the holders of the Notes representing at least 25% in aggregate principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare 100% of the principal of, and all accrued and unpaid interest on, all of the then outstanding Notes to be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of, and all accrued and unpaid interest on, all of the then outstanding Notes will automatically become immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Base Indenture and the Supplemental Indenture that are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The Form of Note is attached as Exhibit 4.3 to this Current Report on Form 8-K.

Underwriting Agreement

In connection with the Offering, on May 7, 2020, the Company entered into the Underwriting Agreement. The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2022 Notes Exchanges

On May 12, 2020, the Company entered into separate privately-negotiated exchange agreements (each, an “Exchange Agreement”) with Golden Harbor Ltd. and North Sound Trading, L.P. (the “Participating Stockholders”) of the Company’s outstanding 5.50% convertible senior notes due 2022 (the “2022 Notes”). Pursuant to each respective Exchange Agreement, each of the Participating Stockholders agreed to exchange the 2022 Notes that they currently hold (representing an aggregate of $44,816,000 principal amount of 2022 Notes) for an aggregate of $32,062,000 in cash and $80,000,000 principal amount of the Notes in concurrent private placement transactions (the “Private Exchange Transactions”).

The Notes issued in the Private Exchange Transactions (the “Participating Stockholder Notes”) are part of the same series as the Notes issued in the Offering, but are subject to certain transfer restrictions that will not be applicable to the Notes issued in the Offering. In particular, the Participating Stockholder Notes are not freely transferable until twelve months following their sale by the Participating Stockholders to a non-affiliate of the Company unless sold in a transaction registered under the Securities Act or pursuant to Rule 144 under the Securities Act. The Company did not receive any cash proceeds from the Participating Stockholders in connection with the Private Exchange Transactions.

In connection with the Private Exchange Transactions, the Company expects to enter into a registration rights agreement with the Participating Stockholders. Pursuant to the terms of such registration rights agreement, the Company will agree to file a registration statement with the Commission, promptly following the closing date of the Private Exchange Transactions, in order to effect a registration for the resale by the Participating Stockholders of the Participating Stockholder Notes and any shares of Common Stock issuable upon conversion of the Participating Stockholder Notes. Following the closing of the Private Exchange Transactions, $152,000 aggregate principal amount of the 2022 Notes remained outstanding.

The Participating Stockholder Notes were offered and sold in reliance on an exemption from registration provided by the Securities Act. Each Participating Stockholder represented to the Company that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Participating Stockholders include Golden Harbor Ltd. and North Sound Trading, L.P. James Avery, a member of the Company’s board of directors, serves as a Vice President of Golden Harbor Ltd., and Brian Miller, a member of Company’s board of directors, is a principal of North Sound Trading, L.P.

The foregoing descriptions of the Exchange Agreements do not purport to be complete and are qualified in their entirety by the full text of the form of Exchange Agreement that is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Letter Agreement

On May 7, 2020, the Company entered into a letter agreement (the “Letter Agreement”) with Cantor Fitzgerald Securities, as administrative agent, and the banks, financial institutions and other institutional lenders (the “Lenders”) parties to the credit agreement, dated August 23, 2017 (as amended, the “Credit Agreement”), among the Company and certain of its direct and indirect subsidiaries (collectively, the “Loan Parties”), Cantor Fitzgerald Securities, as administrative agent and collateral agent, and certain lenders party thereto.

Pursuant to the Letter Agreement, the Lenders, among other things, consented to the issuance by the Company of up to $218,750,000 in aggregate principal amount of the Notes so long as the proceeds thereof are used to prepay the Loan Parties’ obligations under the Credit Agreement in full and substantially concurrently with the receipt of cash proceeds in respect of the issuance of the Notes (the date of such prepayment, being the “Prepayment Date”). In consideration for the foregoing consent, the Company agreed to (i) pay, on the Prepayment Date, the prepayment and exit fees due under the Credit Agreement in cash, rather than making payment of such fees in shares of the Company’s Series E Fixed-Rate Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and (ii) redeem, in cash, on the Prepayment Date, the shares of the Company’s Series E Preferred Stock previously issued to the Lenders in satisfaction of certain deferred interest obligations pursuant to the terms and conditions of the Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On May 12, 2020, the Company used a portion of the proceeds from the Offering to repay in full and terminate the Credit Agreement. The amounts paid included $47,500,000 in outstanding principal, approximately $500,000 in interest accrued thereon, a prepayment fee of $760,000 and an exit fee of $570,000. In accordance with the terms of the Letter Agreement, the prepayment and exit fees were paid in cash. South Ocean Funding, LLC, the Lender under Credit Agreement, is an affiliate of Golden Harbor Ltd.

The information set forth in Item 1.01 with respect to the Letter Agreement is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 and 1.02 is incorporated by reference into this Item 2.04.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the Private Exchange Transactions is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

In connection with the Offering, the Company is filing the opinion and consent of its counsel, Paul Hastings LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated May 7, 2020, between Inseego Corp. and Stifel, Nicolaus & Company, v Incorporated as representative of the several underwriters named therein.

1.2	Form of Exchange Agreement, dated May 12, 2020, between Inseego Corp. and certain investors holding the Company’s 5.50% Convertible Senior Notes due 2022.

4.1	Base Indenture, dated May 12, 2020, between Inseego Corp. and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated May 12, 2020, between Inseego Corp. and Wilmington Trust, National Association, as trustee.

4.3	Form of 3.25% convertible senior note due 2025 (included in Exhibit 4.2).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: May 12, 2020	By:	/s/ Stephen Smith
		Name:	Stephen Smith
		Title:	Executive Vice President and Chief Financial Officer